Exhibit 99.1

For further information contact:

Investor Relations:

Jesse Jenkins

901.597.8259

Jesse.Jenkins@terminix.com

Media:

James Robinson

901.597.7521

James.Robinson@terminix.com

Terminix Announces Mobile Bay Formosan Termite Settlement

with Alabama Attorney General

•	Settlement is within previously communicated termite damage claim ringfence estimate
•	Terminix agrees to establish a $25 million state-sponsored consumer fund
•	Terminix agrees to a $19 million settlement payment to the Alabama Attorney General
•	Under Alabama law, this settlement is expected to mitigate punitive damage awards from legacy termite damage by Mobile Bay area customers filed after the date of the settlement

MEMPHIS, TENN. — November 5, 2020  —Terminix Global Holdings, Inc. (NYSE: TMX), a leading provider of residential and commercial pest control, today announced that it has reached a settlement with the Alabama Attorney General regarding its Mobile Bay Formosan termite business practices.

The settlement provides for various immediate remediation measures to be provided directly to current and former customers. Under Alabama law, this settlement is expected to mitigate future punitive damage awards from legacy termite damage by Mobile Bay area consumers, reducing the Company’s potential exposure to termite damage claims filed after the date of the settlement.  As a result, including all costs associated with the settlement, which are detailed below, the Company expects future termite damage claim expenses above historical norms to be between $140 to $150 million from 2020 to 2029, within the previously communicated ringfence estimate range.

“We appreciate the cooperation of the Alabama Attorney General’s office to reach what we believe is a fair resolution that is in the best interests of our customers in the Mobile Bay area,” said President and CEO Brett Ponton. “We have made substantial improvements in our operations, claims management processes, governance structure, and quality assurance to enhance our ability to treat Formosan termites. Leveraging these improvements, we are better positioned to serve our Mobile Bay customers for years to come.”

“The resolution fits within the total damage claim ringfence estimate we discussed in the fourth quarter of 2019, and will help reduce claims volatility in the future,” said CFO Tony DiLucente. “A state-sponsored, non-litigated avenue more quickly resolves damage claim disputes, which will provide immediate benefits to our impacted customers and reduce future litigated claims. Today’s settlement is expected to limit the ongoing P&L impact from termite damage claims, providing for a clearer picture of underlying performance in the base business.”

Termite Damage Claim Ringfence Estimate Impact

The Company has reviewed the relevant change in facts with its external actuarial advisors to estimate future termite damage claims expense. Including all costs associated with the settlement, the Company expects future termite damage claim expenses above historical norms to be $140 to $150 million from 2020 to 2029, remaining within the previously communicated ringfence estimate. The estimate uses Company assumptions for a lower litigated claims rate due to the consumer fund, the settlement’s effect on damage awards in future litigated cases, and the impact of reinstated customers. The actuarial assessment has been updated to reflect current termite damage claims rates and costs in both the Mobile Bay area and the country at large.

Consumer Fund

In conjunction with the settlement, Terminix has agreed to establish a $25 million consumer fund. The fund will be managed by an appointed facilitator and will be used to settle customer refunds and other remediation efforts, as well as to provide a more efficient termite damage claims dispute settlement process. This process will provide customers with a state-sponsored and expedient avenue to resolve damage claim disputes, and shorten the time needed to settle claims. This new consumer fund will only apply to future customer disputes and does not impact pending litigation.

Customer Remediation Actions and State Compensation

The settlement provides for various immediate remediation measures directly to current and former customers, including refunds of certain price increases; the opportunity for certain cancelled customers in the Mobile Bay area to have service reinstated with a bait station retreatment; and the retreatment of certain customer locations. In addition, the settlement provides for the reimbursement of certain investigative and monitoring costs incurred by the Attorney General’s office and the Department of Agriculture and Industries; and a university endowment intended to support termite and pest control research with an emphasis on Formosan termite control. Revenue and expenses related to potential ongoing services are expected to be negligible in total and will be recorded as the costs are incurred.

The Company has also agreed to pay the State of Alabama $19 million. As indicated above, under Alabama law, this settlement is expected to mitigate the risk of punitive awards related to Terminix’s historical termite operations in the Mobile Bay area, reducing the Company’s potential exposure to termite damage claims.

Financial Statement Impact

In the third quarter of 2020, the Company recorded a charge of $49 million and a reduction of termite renewal revenue of $3 million related to the execution of the settlement. The resulting liability was recorded in accrued liabilities, other on the balance sheet. We have excluded the financial impact of the charge and the prior period portion of the revenue associated with this settlement from Adjusted Net Income and Adjusted EBITDA as management believes they do not reflect our ongoing operations. For additional details about how the settlement impacted the financial statements please refer to the third-quarter 2020 earnings press release issued on November 5, 2020 and our subsequently filed Form 10-Q for the period ended September 30, 2020.

About Terminix

Terminix Global Holdings (NYSE: TMX) is a leading provider of residential and commercial pest control. The Company provides pest management services and protection against termites, mosquitoes, rodents and other pests. Headquartered in Memphis, Tenn., with more than 10,500 teammates and 2.8 million customers in 24 countries and territories, the Company visits more than 50,000 homes and businesses every day. To learn more about Terminix, visit Terminix.com,  or LinkedIn.com/company/terminix.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the Company’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: the share repurchase program may be suspended or discontinued; the impact of reserves attributable to pending Litigated and Non-Litigated Claims for terminate damages; future termite damage claim expenses above historical norms remaining within the ringfence estimate; implementation of Mobile Bay Formosan termite settlement remediation measures; the mitigating impact of the Mobile Bay Formosan termite settlement on future litigated termite damage claims; the impact of COVID-19 on our operations; lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.